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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2026
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WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
48443 Alpha Drive #190, Wixom, Michigan 48393
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 646-5205

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Omnibus Amendment No. 1 to Credit Agreements

On April 25, 2026, Workhorse Group Inc. (“Workhorse” or the “Company”) entered into an Omnibus Amendment No. 1 to Credit Agreements (the “Omnibus Amendment”), which amends the Company’s (i) Credit Agreement (Customer Orders) (the “Customer Order Credit Agreement”) and (ii) Credit Agreement (Cash Flow) (the “Cash Flow Credit Agreement” and together with the Customer Order Credit Agreement, the “Credit Agreements” and such transactions, collectively, the “Closing Debt Financing”), each dated as of December 15, 2025, by and among Workhorse, as borrower, certain subsidiaries of Workhorse, as guarantors, and Motive GM Holdings II LLC (“MGMH”), as lender.

The Omnibus Amendment (i) amends the Cash Flow Credit Agreement to increase the Commitment (as defined in the Cash Flow Credit Agreement) thereunder from $10,000,000 to $20,000,000 in accordance with Section 10.01 of the Cash Flow Credit Agreement, (ii) amends the Cash Flow Credit Agreement to defer interest payments on the additional $10,000,000 Loan made pursuant to the Omnibus Amendment until the first Interest Payment Date (as defined in the Cash Flow Credit Agreement) occurring after September 30, 2026 and (iii) amends the Customer Order Credit Agreement to reduce the Commitment thereunder from $40,000,000 to $30,000,000 in accordance with Section 10.01 of the Customer Order Credit Agreement.

The foregoing summary and description of the Omnibus Amendment are not and do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Omnibus Amendment, a copy of which is filed as Exhibit 10.1 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information related to the Omnibus Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2026, the Company and Scott Griffith, the Company’s Chief Executive Officer, entered into an employment letter agreement (the “Letter Agreement”) memorializing the terms of his compensation retroactive to December 15, 2025, including (i) the previously approved annual base salary of $600,000 and eligibility to participate in the Company’s Short-Term Incentive Plan, with a target bonus amount of 50% of base salary; (ii) eligibility for long-term incentive awards; and (iii) severance benefits in the event that Mr. Griffith’s employment is terminated by the Company other than for Cause or by Mr. Griffith for Good Reason (each as defined in the Letter Agreement), which include 100% of his then-current annual base salary, paid in 12 monthly installments, and 100% of his cash bonus target for the current year, paid in a lump sum, subject to the execution of a release of claims.

The foregoing summary and description of the Letter Agreement are not and do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 is incorporated herein by reference.

Item 8.01. Other Events

Rent Deferral Arrangement

On April 25, 2026, the Company and Mango Workhorse, LLC (“Lessor”) entered into an agreement whereby Lessor agreed to a deferral of the Company’s monthly rental payments pursuant to the lease for the Company’s manufacturing facility in Union City, Indiana for the five months beginning May 2026 and ending September 2026, with the entire deferred amount due and payable in a single lump-sum payment on or before September 30, 2026.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description
10.1	Omnibus Amendment No. 1, dated as of April 25, 2026, by and among Workhorse Group Inc., as borrower, the subsidiary guarantors party thereto and Motive GM Holdings II LLC, as lender.
10.2*	Letter Agreement, dated as of April 25, 2026, by and between Workhorse Group Inc. and Scott Griffith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: April 27, 2026	By: /s/ Robert M. Ginnan
Name: Robert M. Ginnan
Title: Chief Financial Officer